EXHIBIT 99.1


                                                  [COMPANY LOGO] COMMSCOPE
                                              P.O. Box 339, Hickory, NC  28603




INVESTOR CONTACT:            MEDIA CONTACT:
Phil Armstrong               Paul Caminiti/Kim Levy              Betsy Lambert
CommScope                    Citigate Sard Verbinnen             CommScope
828-323-4848                 212-687-8080                        828-323-4873


        COMMSCOPE TO ACQUIRE AVAYA'S CONNECTIVITY SOLUTIONS BUSINESS
                  FOR $263 MILLION IN CASH AND SECURITIES

            STRATEGIC ACQUISITION WOULD DOUBLE COMMSCOPE'S SIZE;
        ADDS SYSTIMAX(R) STRUCTURED CONNECTIVITY SOLUTIONS BUSINESS
               AND GIVES COMMSCOPE A LEADING POSITION IN THE
                      GLOBAL ENTERPRISE LAN BUSINESS
   ---------------------------------------------------------------------

HICKORY, NC, OCTOBER 27, 2003 - CommScope, Inc. (NYSE: CTV) announced today that it has signed a definitive agreement with Avaya Inc. (NYSE: AV) to acquire its Connectivity Solutions (ACS) business for cash and securities valued at approximately $263 million. ACS is a global leader in the design, development, manufacture and marketing of enterprise structured cabling solutions for Local Area Network (LAN) applications. ACS is also a U.S. leader in structured cabling and equipment for telephone central offices, as well as a leader in secure environmental enclosures for telecommunications applications. Enterprise structured cabling systems connect personal computers, workstations, phones, LANs, and other communication devices through buildings or across campuses.

With the highly complementary addition of the connectivity solutions business, CommScope will be a global leader in the enterprise LAN business in addition to its current position as the world's largest manufacturer of broadband coaxial cable for Hybrid Fiber Coaxial (HFC) applications and a leading provider of fiber optic cable for HFC. CommScope also has a growing position in the wireless business. ACS had revenues for the twelve months ended September 30, 2003 totaling $542 million, according to Avaya's public information, while CommScope had revenues of $555 million for the same period (see attached Supplemental Information).

The strategic acquisition of ACS enhances CommScope's global brand and market presence in the enterprise LAN business. ACS is recognized as the preeminent brand in structured cabling for LAN solutions, as well as for its technological innovation, particularly with its SYSTIMAX(R) end-to-end connectivity solutions for customers' on-premises voice and data networking needs. Additionally, CommScope's fiber optic cable technology, enhanced through its relationship with OFS, complements ACS' enterprise LAN product offering.

Under the terms of the agreement, Avaya will receive $210 million in cash, an $18 million convertible subordinated note from CommScope and $34.9 million in CommScope common stock, subject to adjustment. The cash component of the transaction is expected to be funded primarily from CommScope's existing cash balances and through a new $150 million senior secured credit facility underwritten by Wachovia Securities. CommScope had $171 million in cash and cash equivalents on its balance sheet as of September 30, 2003. CommScope will purchase the net assets of ACS, including certain defined current liabilities and assets, which totaled approximately $300 million as of June 30, 2003, based upon Avaya's historical financial statements. CommScope will also assume up to approximately $75 million of other specified liabilities of ACS, primarily related to employee benefits. The transaction, which is subject to customary closing conditions and approval by necessary regulatory authorities, is expected to close within 90 days except with regard to certain international operations.

CommScope expects to incur incremental transition costs of approximately $25 million during the first year of operating the ACS business, primarily related to information technology and other transition services. Excluding acquisition-related and transition costs, CommScope expects the acquisition of ACS to be accretive to earnings per share for calendar year 2004.

Avaya's publicly-reported segment operating income for ACS includes corporate overhead allocations from Avaya primarily related to general and administrative expenses. CommScope believes that it can provide these services to ACS at a lower cost than Avaya's historical corporate allocation.

"ACS is an excellent strategic fit and a logical step in the continued growth and development of CommScope as we execute our last mile strategy," said Frank M. Drendel, Chairman and Chief Executive Officer of CommScope. "This transaction represents a unique opportunity to acquire a preeminent industry player at an attractive valuation and establish CommScope as a global leader in the enterprise LAN area. As the recognized leader in data connectivity innovations, ACS has a premier range of products in SYSTIMAX, a successful R&D program, talented personnel and extensive global customer relationships.

Drendel continued, "As we move forward, we believe we can further enhance the long-term growth and profitability of the SYSTIMAX product line through renewed focus and commitment to this business. We look forward to working with the talented ACS team."

Wachovia Securities is serving as CommScope's financial advisor on the transaction and Fried, Frank, Harris, Shriver & Jacobson and Robinson, Bradshaw & Hinson are acting as the Company's principal legal advisors.

ABOUT ACS
---------
ACS is the global leader in the design, development, manufacture and marketing of physical layer end-to-end structured cabling solutions for LAN applications and a U.S. leader in physical layer structured cabling solutions supporting central offices of telecommunications service providers. With 2,000 employees worldwide, ACS has a network of manufacturing and distribution facilities in North America, Europe and Asia/Pacific Rim.

ABOUT COMMSCOPE
---------------
CommScope is the world's largest manufacturer of broadband coaxial cable for Hybrid Fiber Coaxial (HFC) applications and a leading supplier of high-performance fiber optic and twisted pair cables for LAN, wireless and other communications applications. Through its relationship with OFS, CommScope has an ownership interest in one of the world's largest producers of optical fiber and cable and has access to a broad array of connectivity components as well as technologically advanced optical fibers, including the zero water peak optical fibers used in the production of the LightScope ZWP(TM) and LaserCore(R) families of cable products. Visit CommScope at its website: www.commscope.com.

CONFERENCE CALL INFORMATION
---------------------------
CommScope will hold a conference call/webcast today at 10:00 a.m. EST to discuss the transaction and third quarter 2003 results. A replay will be available for two weeks after the call/webcast (please see information below).

        DATE: October 27, 2003
        TIME: 10:00 a.m. EST
        DOMESTIC DIAL-IN NUMBER:  800.299.7635
        INTERNATIONAL DIAL-IN-NUMBER:  617.786.2901
        WEBCAST:  www.commscope.com
        REPLAY AVAILABLE UNTIL 12:00 a.m. EST on November 10, 2003 DOMESTIC REPLAY: 888-286-8010, Pin 53366531
        INTERNATIONAL REPLAY: 617-801-6888, Pin 53366531
        WEBCAST REPLAY:  www.commscope.com


FORWARD-LOOKING STATEMENTS
--------------------------

This press release contains forward-looking statements regarding the business position, plans, outlook, revenues, earnings, accretion, synergies and other financial items, integration and restructuring plans, and anticipated timing of closing related to CommScope's planned acquisition of substantially all of the assets and certain liabilities of ACS that are based on information currently available to management, management's beliefs and a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause the actual results to differ materially from those currently expected. The potential risks and uncertainties that could cause actual results to differ materially include, but are not limited to, the ability of the company to complete the acquisition; the challenges of integration and restructuring associated with the acquisition; the challenges of achieving anticipated synergies; the ability to retain qualified employees and existing business alliances; maintaining satisfactory relationships with represented employees; customer demand for ACS products, applications and service; any statements of belief and any statements of assumptions underlying any of the foregoing; expected demand from Comcast Corporation and other major domestic MSOs; telecommunications industry capital spending; industry consolidation; ability of our customers to secure adequate financing to fund their infrastructure projects or to pay us; product demand and industry excess capacity; changes or fluctuations in global business conditions; financial performance and limited control of OFS BrightWave; competitive pricing and acceptance of our products; changes in cost and availability of key raw materials, especially those that are available only from limited sources; ability to recover higher material and transportation costs from our customers through price increases; possible future impairment charges for goodwill and other long-lived assets; industry competition and the ability to retain customers; possible disruption due to customer or supplier bankruptcy, reorganization or restructuring; our ability to obtain financing and capital on commercially reasonable terms; covenant restrictions and our ability to comply with covenants in our debt agreements; successful operation of bimetals manufacturing and other vertical integration activities; successful expansion and related operation of our facilities; achievement of sales, growth and earnings goals; ability to achieve reductions in costs; ability to retain and attract key personnel; developments in technology; intellectual property protection; product performance issues and associated warranties; regulatory changes affecting us or the industries we serve; acquisition activities and the ability to integrate acquisitions; environmental issues; terrorist activity or armed conflict; political instability; major health concerns and other factors. For a more complete description of factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.

                                   # # #


                          SUPPLEMENTAL INFORMATION
                         (UNAUDITED - IN MILLIONS)
                         --------------------------

                                                                          Avaya Connectivity
REVENUES                                                CommScope (1)           Solutions (2)
--------                                                -------------     -------------------
Quarter ended 12/31/02                                        $135.9                  $121.0
Quarter ended 3/31/03                                         $129.4                  $131.0
Quarter ended 6/30/03                                         $141.4                  $143.0
Quarter ended 9/30/03                                         $148.7                  $147.0
                                                              ------                  ------
 Revenues - twelve months ended 9/30/03                       $555.4                  $542.0


                                                                          Avaya Connectivity
OPERATING INCOME (LOSS)                                 CommScope (1)           Solutions (2)
-----------------------                                 -------------     -------------------
Quarter ended 12/31/02                                          $3.1                   ($8.0)
Quarter ended 3/31/03                                           $2.5                    $3.0
Quarter ended 6/30/03                                         ($26.2)                   $3.0
Quarter ended 9/30/03                                           $8.3                    $5.0
                                                              -------                  ------
 Operating Income (loss) - twelve months ended 9/30/03        ($12.3)                   $3.0

Depreciation/amortization - twelve months ended 9/30/03        $34.5                   $28.0 (3)



NOTE:  These historical results are not necessarily indicative of results to be expected in future periods and not intended to reflect the ACS business on a pro forma consolidated basis with CommScope.



COMMSCOPE ESTIMATED TRANSITION COST
-----------------------------------
CommScope estimates first year transition costs to be approximately $25 million primarily related to information technology and other transition services.


COMMSCOPE ESTIMATED OVERHEAD COST
---------------------------------
Avaya Inc.'s publicly-reported segment operating income for ACS includes corporate overhead allocations from Avaya primarily related to general and administrative expenses. CommScope believes that it can provide these services to ACS at a lower cost than the historical Avaya corporate allocation.


SOURCES:

1) CommScope data from quarterly and annual reports filed with the SEC and public press releases for the periods presented. Operating income
    (loss) includes impairment charges for fixed assets of $31.7 million in the quarter ended 6/30/03.

2) Avaya Connectivity Solutions data from segment data included in Avaya annual and quarterly reports filed with the SEC and quarterly segment detail included in public press releases for periods presented. For a complete presentation of ACS segment results, refer to Avaya's SEC filings and quarterly earnings press releases.

3)  Depreciation for ACS provided by Avaya.


                                                                        5